UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 22, 2015

RIVERBED TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33023	03-0448754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Folsom Street

San Francisco, CA 94107

(Address of principal executive offices, including zip code)

(415) 247-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously disclosed, on December 14, 2014, Riverbed Technology, Inc. ( “Riverbed” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Riverbed Holdings, Inc. (formerly Project Homestake Holdings, LLC), a Delaware corporation (“Newco”), Project Homestake Merger Corp., a Delaware corporation and a wholly owned subsidiary of Newco (“Merger Sub”), pursuant to which Merger Sub will merge with and into Riverbed (the “Merger”), and Riverbed will become a wholly owned subsidiary of Newco. Newco and Merger Sub were formed by affiliates of Thoma Bravo, LLC.

On April 22, 2015, the parties to the Merger received approval for the Merger by the Committee on Foreign Investment in the United States, which was the last regulatory approval required to consummate the Merger.

Riverbed expects to consummate the Merger on April 24, 2015.

NOTE ON FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the definitive proxy statement filed with the Securities and Exchange Commission (“SEC”) on January 20, 2015 (the “Definitive Proxy Statement”), as well as information included in oral statements or other written statements made or to be made by us or on our behalf contain “forward-looking statements” that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as “may,” “should,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “continue,” “potential,” “plan,” “forecast” and other words of similar import. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences can be found in the risks detailed in our filings with the SEC, including in our most recent filings on Forms 10-K and 10-Q, or in the Definitive Proxy Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIVERBED TECHNOLOGY, INC.

By:	/s/ Brett Nissenberg
Brett Nissenberg General Counsel and Senior Vice President

Date: April 23, 2015